REVOLVING LINE OF CREDIT
PROMISSORY NOTE

35,000,000.00	December 29, 2014

FOR VALUE RECEIVED, the undersigned, CHESAPEAKE UTILITIES CORPORATION, a Delaware corporation, with offices at 909 Silver Lake Boulevard, Dover, Delaware 19904 (“Borrower”), promises to pay to the order of CITIZENS BANK, NATIONAL ASSOCIATION at the office designated below, the principal sum of THIRTY FIVE MILLION DOLLARS ($35,000,000.00) or such lesser principal amount as set forth below, together with interest on the unpaid principal balance hereof payable as set forth below. All such principal and interest shall be payable in lawful money of the United States of America in immediately available funds at the offices of Bank, at 919 North Market Street, Suite 800, Wilmington, Delaware 19801 or such other address as Bank may, from time to time, notify the Borrower.
This Promissory Note (the “Note”) arises out of the Credit Agreement, dated of even date herewith, by and between the Borrower and the Bank (as amended, modified, or supplemented from time to time, the “Credit Agreement”). This Note is defined in the Credit Agreement as the “Note.” Reference is made to the Credit Agreement for a statement of the respective rights and obligations of the parties and the terms and conditions therein provided, under which all or any part of the principal hereof, accrued interest thereon, and other amounts payable under the Credit Agreement may become immediately due and payable. Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.
This is a revolving loan pursuant to which the Borrower may borrow, repay and re-borrow subject to the terms and conditions of this Note and the Credit Agreement.
Notwithstanding the face amount of this Note, the Borrower’s liability hereunder shall be limited at all times to the actual aggregate outstanding Indebtedness to the Bank for the Credit Facility under the Credit Agreement as established by Bank’s books and records, which books and records shall be presumed to be correct. Interest shall accrue on the outstanding principal balance hereof at the rate or rates provided for in the Credit Agreement.
The occurrence of an Event of Default under the Credit Agreement constitutes an Event of Default under this Note and entitles Bank, in accordance with the Credit Agreement, to declare this Note immediately due and payable.
The Borrower hereby waives presentment, demand for payment, notice of dishonor or acceleration, protest and notice of protest, and any and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement of this Note, except any notice requirements set forth in the Credit Agreement.

This Note shall be binding upon the Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. This Note shall be governed as to validity, interpretation and effect by the laws of the State of Delaware.
In the event any interest rate applicable hereto is in excess of the highest rate allowable under applicable law, then the rate of such interest will be reduced to the highest rate not in excess of such maximum allowable interest and any excess previously paid by the Borrower shall be deemed to have been applied against the principal outstanding under the Credit Agreement.
The Borrower shall also be liable hereunder for all fees, costs and expenses as provided in the Credit Agreement.
BORROWER AND BANK AGREE THAT THEY SHALL NOT HAVE A REMEDY OF PUNITIVE OR EXEMPLARY DAMAGES AGAINST THE OTHER IN ANY DISPUTE AND HEREBY WAIVE ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY HAVE NOW OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY DISPUTE.
EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF BANK. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK’S ACCEPTING THIS NOTE.
BORROWER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR ATTORNEYS OR THE PROTHONOTARY OR CLERK OF ANY COURT IN THE STATE OF DELAWARE, OR ELSEWHERE, UPON AND FOLLOWING THE OCCURRENCE OF AN EVENT OF DEFAULT, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST BORROWER FOR THE AMOUNT FOR WHICH BORROWER MAY BE OR BECOME LIABLE TO BANK OR ANY OF THEM UNDER THIS NOTE AS EVIDENCED BY AN AFFIDAVIT SIGNED BY AN OFFICER OF BANK, AS THE CASE MAY BE, SETTING FORTH THE AMOUNT THEN DUE, PLUS REASONABLE ATTORNEYS’ FEES OF UP TO TEN PERCENT (10%) OF PRINCIPAL AND INTEREST AND COSTS OF SUIT (PROVIDED, HOWEVER, BANK WILL SEEK TO COLLECT ONLY SUCH REASONABLE FEES AS IT ACTUALLY INCURS FROM TIME TO TIME), AND FOR SO DOING THIS NOTE OR A COPY HEREOF VERIFIED BY AFFIDAVIT SHALL BE SUFFICIENT WARRANT, IT BEING AGREED THAT THE FOREGOING AUTHORIZATION IS A POWER COUPLED WITH AN INTEREST. BORROWER WAIVES THE RIGHT TO ANY STAY OF EXECUTION AND THE BENEFIT OF ALL EXEMPTION LAWS NOW OR HEREAFTER IN EFFECT. NO SINGLE EXERCISE OF THE FOREGOING WARRANT AND POWER TO CONFESS JUDGMENT SHALL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE

HELD TO BE INVALID, VOIDABLE OR VOID, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS BANK SHALL ELECT UNTIL ALL OBLIGATIONS OF BORROWER TO BANK HAVE BEEN PAID IN FULL.
BORROWER ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF COUNSEL IN THE REVIEW AND EXECUTION OF THIS NOTE, AND FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE FOREGOING WAIVER OF JURY TRIAL AND CONFESSION OF JUDGMENT HAVE BEEN FULLY EXPLAINED TO BORROWER BY SUCH COUNSEL.

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The Borrower acknowledges that it has read and understood all the provisions of this Note, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.
WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.
ATTEST:                    CHESAPEAKE UTILITIES CORPORATION
a Delaware corporation

___________________________        By:_______________________________(SEAL)
Matthew M. Kim                 Beth W. Cooper
Assistant Secretary                  Senior Vice President, Chief Financial Officer
and Corporate Secretary

ACKNOWLEDGEMENT

STATE OF ____________________ COUNTY OF ________________	SS

On this, the _______day of November, 2014, before me, a Notary Public, the undersigned officer, personally appeared Beth W. Cooper, who acknowledged herself to be the Senior Vice President, Chief Financial Officer and Corporate Secretary of Chesapeake Utilities Corporation, a Delaware corporation, and that she, in such capacity, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing on behalf of said corporation.
WITNESS my hand and seal the day and year aforesaid.

Notary Public My Commission Expires: